                                                   [LOGO]
                                            HARTFORD LIFE


December 17, 1997                           LYNDA GODKIN
                                            Senior Vice President, General
                                            Counsel & Corporate Secretary
                                            Law Department


Board of Directors
ITT Hartford Life and Annuity Insurance Company
200 Hopmeadow Street
Simsbury, CT  06089


RE: SEPARATE ACCOUNT FIVE
    ITT HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
    FILE NO. 333-36349


Dear Sir/Madam:

     I have acted as General Counsel to ITT Hartford Life and Annuity Insurance Company (the "Company"), a Connecticut insurance company, and ITT Hartford Life and Annuity Insurance Company Separate Account Five (the "Account") in connection with the registration of an indefinite amount of securities in the form of modified single premium variable life insurance contracts (the "Contracts") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. I have examined such documents (including the Form S-6 Registration Statement) and reviewed such questions of law as I considered necessary and appropriate, and on the basis of such examination and review, it is my opinion that:

1. The Company is a corporation duly organized and validly existing as a stock life insurance company under the laws of the State of Connecticut and is duly authorized by the Insurance Department of the State of Connecticut to issue the Contracts.

2. The Account is a duly authorized and validly existing separate account established pursuant to the provisions of Section 38a-433 of the Connecticut Statutes.

3. To the extent so provided under the Contracts, that portion of the assets of the Account equal to the reserves and other contract liabilities with respect to the Account will not be chargeable with liabilities arising out of any other business that the Company may conduct.

                                            Hartford Life Insurance Companies
                                            200 Hopmeadow Street
                                            Simsbury, CT 06089
                                            860 843 3153
                                            860 843 8665 Fax

                                            Mailing Address:  P.O. Box 2999
                                            Hartford, CT  06104-2999

Board of Directors
ITT Hartford Life and Annuity Insurance Company
December 17, 1997
Page 2


4. The Contracts, when issued as contemplated by the Form S-6 Registration Statement, will constitute legal, validly issued and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the Form S-6 Registration Statement for the Contracts and the Account.

Sincerely,

/s/ Lynda Godkin

Lynda Godkin